Exhibit 99.1
For Immediate Release

FIRST NBC BANK HOLDING COMPANY ANNOUNCES 2014 THIRD QUARTER RESULTS

NEW ORLEANS, LA (October 28, 2014) - First NBC Bank Holding Company (NASDAQ: NBCB), the holding company for First NBC Bank (“Company”), today announced financial results for the third quarter of 2014. For the quarter ended September 30, 2014, the Company reported net income available to common shareholders of $14.0 million, or $0.75 per share, as compared to $12.4 million, or $0.67 per share, for the second quarter of 2014, and $9.9 million, or $0.55 per share, for the third quarter of 2013. The Company’s earnings per share on a diluted basis were $0.73, $0.65, and $0.54 per diluted share, for the third quarter of 2014, second quarter of 2014, and third quarter of 2013, respectively.  The effect on diluted earnings per share was an increase of $0.08 per diluted share, or 12.3%, over the second quarter of 2014, and an increase of $0.19 per diluted share, or 35.2%, over the third quarter of 2013.

Performance Highlights

•	The Company continues to experience strong asset growth, with total assets of $3.6 billion at September 30, 2014, an increase of 10.6%, from December 31, 2013.

•	The Company’s total loans increased $340.8 million, or 14.5%, from December 31, 2013.

•	The Company’s total deposits increased $240.4 million, or 8.8%, from December 31, 2013.

•
Net interest income for the third quarter of 2014 totaled $27.8 million, an increase of $1.2 million, or 4.6%, over the linked quarter, and an increase of $5.9 million, or 27.2%, over the third quarter of 2013.

•	The net interest margin for the quarter ended September 30, 2014 was 3.37%, an increase of 2 basis points on a linked-quarter basis, and an increase of 29 basis points from the third quarter of 2013.

•	The Company’s cost of deposits for the third quarter of 2014 was 1.54%, a decrease of 1 basis point on a linked-quarter basis, and a decrease of 8 basis points from the third quarter of 2013.

Loans

The Company’s loans totaled $2.7 billion at September 30, 2014, an increase of $121.5 million, or 4.7%, from June 30, 2014, and $340.8 million, or 14.5%, from December 31, 2013. Loan growth continued to be driven primarily by increases in construction, commercial real estate and commercial loans due to favorable economic market conditions in the New Orleans trade area.  The Company has experienced strong loan demand in the markets it services as evidenced by the increase in loans and its loan pipeline quarter over quarter.   The increase in the Company's construction loan portfolio of 49.8% from December 31, 2013 was due primarily to the funding of construction loans related to hotels, residential real estate development, and federal tax credit related projects.  The growth in the Company’s commercial loan portfolio was due in part to growth in the oil and gas industry, specifically with respect to oil and gas service companies. The Company expects these positive growth trends to continue through the fourth quarter of 2014.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

(dollars in thousands)	September 30, 2014	June 30, 2014	% Change	December 31, 2013	% Change
Construction	$318,145	$289,382	9.9%	$212,430	49.8%
Commercial real estate	1,219,682	1,178,199	3.5	1,128,181	8.1
Consumer real estate	131,028	126,368	3.7	117,653	11.4
Commercial	1,008,173	961,908	4.8	883,111	14.2
Consumer	21,591	21,227	1.7	16,402	31.6
Total loans	$2,698,619	$2,577,084	4.7%	$2,357,777	14.5%

Deposits

Total deposits at September 30, 2014 were $3.0 billion, an increase of $13.7 million, or 0.5%, from June 30, 2014, and $240.4 million, or 8.8%, from December 31, 2013.  The increase was driven primarily by an increase in money market deposit accounts of $83.1 million, or 9.6%, from June 30, 2014, partially offset by declines in NOW accounts and certificates of deposit.  The Company has experienced a shift by some customers from NOW accounts to money market deposits due to the Company lowering NOW account rates in the spring of 2014, especially in the lower balance tiers.  The Company has also seen a decrease in certificates of deposit balances following the implementation of tiered pricing on its certificates of deposit in an effort to reduce the average yield.  As a result of the Company's efforts, the Company's  certificates of deposit comprised 39.3% of the deposit mix as of September 30, 2014, compared to 40.7% as of June 30, 2014, and 44.6% as of December 31, 2013.  As the certificates of deposit mature, the Company has seen those customers move to money market accounts, which have increased 9.6% from June 30, 2014 and 44.3% from December 31, 2013.  Money market deposits comprised 31.8% of the deposit mix as of September 30, 2014, compared to 29.2% as of June 30, 2014, and 24.0% as of December 31, 2013.  The Company expects this trend to continue as certificates of deposit issued prior to the implementation of the tiered pricing program continue to mature.

The following table sets forth the composition of the Company’s deposits as of the dates indicated.

	September 30, 2014	June 30, 2014	% Change	December 31, 2013	% Change
Noninterest-bearing	$336,112	$340,716	(1.4)%	$291,080	15.5%
NOW accounts	470,496	499,004	(5.7)	511,620	(8.0)
Money market accounts	945,645	862,583	9.6	655,173	44.3
Savings deposits	50,646	51,318	(1.3)	53,779	(5.8)
Certificates of deposit	1,168,306	1,203,898	(3.0)	1,219,155	(4.2)
Total deposits	$2,971,205	$2,957,519	0.5%	$2,730,807	8.8%

Net Interest Income

Net interest income for the third quarter of 2014 totaled $27.8 million, an increase of $1.2 million, or 4.6%, from the linked-quarter and an increase of $5.9 million, or 27.2%, from the three month period ended September 30, 2013.  The Company’s net interest margin was 3.37% for the quarter ended September 30, 2014, which was 2 basis points higher than the linked-quarter, and 29 basis points higher than the third quarter of 2013.  The 2 basis points increase in the net interest margin over the linked-quarter was due primarily to the increase in average interest-earning assets,  a decrease of 1 basis point  in the cost of interest-bearing liabilities, which was due to a 1 basis point decrease in the cost of interest-bearing deposits.  The 29 basis point increase in the net interest margin over the same three month period in 2013 was due primarily to an increase of 18 basis points in the average rate on  interest-earning assets due primarily to an increase in average interest-earning assets of $458.4 million, a decrease of 10 basis points in the cost of interest-bearing liabilities primarily due to the decrease of  8 basis points in the cost of interest-bearing deposits  and the refinancing of $40.0 million of the Company’s long term borrowings during the first quarter of 2014.  The Company expects these positive net interest margin trends to continue into the fourth quarter of 2014 due to the implementation of tiered pricing on all of its deposit products (including certificates of deposit) in the third and fourth quarters of 2013.

The following tables set forth the Company’s average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended
	September 30, 2014		June 30, 2014		September 30, 2013
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Short-term investments	$12,804	0.20%	$53,592	0.20%	$84,019	0.22%
Investment in short-term receivables	233,044	2.85%	213,262	2.62%	185,977	2.63%
Investment securities	367,135	2.51%	372,932	2.56%	370,383	2.28%
Loans	2,653,083	5.18%	2,537,666	5.28%	2,167,325	5.23%

Total interest-earning assets	$3,266,066	4.70%	$3,177,452	4.70%	$2,807,704	4.52%

Interest-bearing liabilities:
Savings	$51,360	0.75%	$54,713	0.83%	$52,215	0.62%
Money market deposits	909,405	1.35%	804,232	1.37%	468,151	1.50%
NOW accounts	485,143	1.17%	512,685	1.14%	551,012	1.33%
Certificates of deposit under $100,000	349,841	1.59%	366,150	1.62%	418,714	1.56%
Certificates of deposit of $100,000 or more	630,147	1.93%	644,632	1.93%	663,698	1.93%
CDARS®	211,028	2.20%	202,345	2.19%	174,161	2.17%

Total interest-bearing deposits	$2,636,924	1.54%	$2,584,757	1.55%	$2,327,951	1.62%

Fed funds purchased and repurchase agreements	110,594	1.42%	108,498	1.52%	70,822	1.48%
Other borrowings	61,143	1.58%	55,110	1.73%	55,220	2.65%

Total interest-bearing liabilities	$2,808,661	1.54%	$2,748,365	1.55%	$2,453,993	1.64%

Net interest spread		3.16%		3.15%		2.88%
Net interest margin		3.37%		3.35%		3.08%

	For the Nine Months Ended
	September 30, 2014		September 30, 2013
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Short-term investments	$32,056	0.20%	$75,921	0.21%
Investment in short-term receivables	227,924	2.79%	149,437	2.62%
Investment securities	370,000	2.55%	376,141	1.93%
Loans	2,535,956	5.23%	2,064,195	5.25%

Total interest-earning assets	$3,165,936	4.69%	$2,665,694	4.49%

Interest-bearing liabilities:
Savings	$53,091	0.80%	$49,059	0.63%
Money market deposits	809,025	1.37%	407,045	1.51%
NOW accounts	505,247	1.14%	520,381	1.31%
Certificates of deposit under $100,000	365,341	1.61%	425,203	1.56%
Certificates of deposit of $100,000 or more	644,281	1.94%	627,909	1.90%
CDARS®	197,553	2.19%	169,589	2.20%

Total interest-bearing deposits	$2,574,538	1.55%	$2,199,186	1.62%

Fed funds purchased and repurchase agreements	100,776	1.48%	66,848	1.45%
Other borrowings	58,345	1.90%	76,107	2.67%

Total interest-bearing liabilities	$2,733,659	1.56%	$2,342,141	1.65%

Net interest spread		3.13%		2.85%
Net interest margin		3.34%		3.05%

Noninterest Income

Noninterest income for the third quarter of 2014 totaled $3.0 million, an increase of $0.1 million, or 3.4%, compared to the second quarter of 2014, and an increase of $0.6 million, or 23.3%, compared to the third quarter of 2013.  The increase in noninterest income for the third quarter of 2014 compared to the linked-quarter resulted primarily from the increase of $0.5 million in gain on sale of loans, which relates to the sale of the guaranteed portion of SBA/USDA loans, offset primarily by a decrease of $0.2 million in other noninterest income, which was primarily due to the recognition in the second quarter of 2014 of $0.3 million from an option agreement the Company had with a customer.

Noninterest income increased $0.6 million, or 23.3%, compared to the third quarter of 2013.  The increase was driven by increases of  $0.5 million in gain on sale of loans, $0.2 million in income from sales of state tax credits, and $0.2 million in cash surrender value income on bank owned life insurance.  These increases were partially offset by a decrease in Community Development Entity fees of $0.3 million.

Noninterest Expense

Noninterest expense for the three month period ended September 30, 2014 totaled $20.0 million, an increase of $1.5 million, or 8.0%, compared to the linked-quarter, and an increase of $3.0 million, or 17.3%, compared to three month period ended September 30, 2013. The increase over the linked-quarter was due primarily to increases in tax credit amortization of $0.6 million, salaries and benefits of $0.5 million, and $0.1 million in advertising and marketing, which was partially offset by a decrease in taxes, licenses and FDIC assessments of $0.1 million.

The increase in noninterest expense compared to the third quarter of 2013 resulted primarily from an increase in tax credit amortization of $1.6 million as well as all other components of noninterest expense.

Taxes

The Company’s tax benefit for the quarter ended September 30, 2014 was $6.6 million, an increase of $1.8 million compared to the second quarter of 2014, and an increase of $0.9 million compared to the third quarter of 2013. The increase compared to the linked-quarter and prior year third quarter was due to the increase in the Company’s investment in various tax credit programs, especially in Federal Historic Rehabilitation tax credits primarily in the New Orleans area.

The Company expects to experience an effective tax rate below the statutory rate of 35% due primarily to its receipt of Federal New Markets Tax Credits, Low-Income Housing Tax Credits and Federal Historic Rehabilitation Tax Credits.

Shareholders’ Equity

Shareholders’ equity totaled $423.5 million at September 30, 2014, an increase of $41.7 million from December 31, 2013. The increase was primarily attributable to the Company’s retained earnings over the period.

About First NBC Bank Holding Company

First NBC Bank Holding Company, headquartered in New Orleans, Louisiana, offers a broad range of financial services through its wholly-owned banking subsidiary, First NBC Bank, a Louisiana state non-member bank. The Company’s primary market is the New Orleans metropolitan area and the Mississippi Gulf Coast. The Company operates 32 full service banking offices located throughout its market and a loan production office in Gulfport, Mississippi and had 487 employees at September 30, 2014.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. Among other things, management utilizes a non-GAAP performance measure to adjust noninterest income to reflect the effect of the federal income tax credits generated from the Company’s investment in tax credit entities, offset by the direct costs associated with the tax credit investments, to derive at an adjusted income before income taxes non-GAAP measure.   Management believes this non-GAAP financial measure provides information useful to investors in understanding the Company’s financial results, and the Company believes that its presentation, together with the accompanying reconciliation, provides a more complete understanding of factors and trends affecting the Company’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators.  This non-GAAP measure should not be considered a substitute for GAAP basis measures and results, and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measure having the same or similar name.  A reconciliation of the non-GAAP financial measure disclosed in this press release to the comparable GAAP financial measure is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year end December 31, 2013, and other reports and statements the Company has subsequently filed with the Securities and Exchange Commission which are available at the SEC’s website (www.sec.gov).

For further information contact:
First NBC Bank Holding Company
Ashton J. Ryan, Jr.
President and Chief Executive Officer
(504) 671-3801
aryanjr@firstnbcbank.com

FIRST NBC BANK HOLDING COMPANY
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)	September 30, 2014	December 31, 2013
Assets
Cash and due from banks	$27,342	$28,140
Short-term investments	14,757	3,502
Investment in short-term receivables	240,832	246,817
Investment securities available for sale, at fair value	246,019	277,719
Investment securities held to maturity	90,710	94,904
Mortgage loans held for sale	4,095	6,577
Loans, net of allowance for loan losses of $40,300 and $32,143, respectively	2,658,319	2,325,634
Bank premises and equipment, net	51,910	51,174
Accrued interest receivable	11,078	10,994
Goodwill and other intangible assets	7,981	8,433
Investment in real estate properties	12,082	10,147
Investment in tax credit entities	118,189	117,684
Cash surrender value of bank-owned life insurance	46,934	26,187
Other real estate	5,262	3,733
Deferred tax asset	67,933	51,191
Other assets	30,480	23,781
Total assets	$3,633,923	$3,286,617

Liabilities and equity
Deposits:
Noninterest-bearing	$336,112	$291,080
Interest-bearing	2,635,093	2,439,727
Total deposits	2,971,205	2,730,807
Short-term borrowings	31,000	8,425
Repurchase agreements	113,430	75,957
Long-term borrowings	55,110	55,110
Accrued interest payable	6,543	6,682
Other liabilities	33,095	27,777
Total liabilities	3,210,383	2,904,758

Shareholders’ equity:
Preferred stock
Convertible preferred stock Series C – no par value; 1,680,219 shares authorized; 364,983 shares issued and outstanding at September 30, 2014 and December 31, 2013	4,471	4,471
Preferred stock Series D – no par value; 37,935 shares authorized, issued and outstanding at September 30, 2014 and December 31, 2013	37,935	37,935
Common stock – par value $1 per share; 100,000,000 shares authorized; 18,575,088 shares issued and outstanding at September 30, 2014 and 18,514,271 shares issued and outstanding at December 31, 2013	18,575	18,514
Additional paid-in capital	239,144	237,063
Accumulated earnings	139,990	100,389
Accumulated other comprehensive loss, net	(16,577)	(16,515)
Total shareholders’ equity	423,538	381,857
Noncontrolling interest	2	2

Total equity	423,540	381,859

Total liabilities and equity	$3,633,923	$3,286,617

FIRST NBC BANK HOLDING COMPANY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2014	2013	2014	2013
Interest income:
Loans, including fees	$34,664	$28,566	$99,160	$81,117
Investment securities	2,323	2,128	7,053	5,420
Investment in short-term receivables	1,675	1,233	4,761	2,928
Short-term investments	6	46	48	122
	38,668	31,973	111,022	89,587

Interest expense:
Deposits	10,268	9,516	29,921	26,578
Borrowings and securities sold under repurchase agreements	640	634	1,943	2,244
	10,908	10,150	31,864	28,822

Net interest income	27,760	21,823	79,158	60,765
Provision for loan losses	3,000	2,400	9,000	7,400

Net interest income after provision for loan losses	24,760	19,423	70,158	53,365

Noninterest income:
Service charges on deposit accounts	548	501	1,605	1,461
Investment securities gain, net	79	—	135	306
Gain (loss) on assets sold, net	(76)	14	63	151
Gain on sale of loans, net	579	44	649	322
Cash surrender value income on bank-owned life insurance	352	166	748	516
Income from sales of state tax credits	597	390	2,358	1,180
Community Development Entity fees earned	109	400	984	1,728
ATM fee income	490	474	1,468	1,387
Other	356	472	1,316	964
	3,034	2,461	9,326	8,015

Noninterest expense:
Salaries and employee benefits	6,456	6,023	17,795	16,643
Occupancy and equipment expenses	2,737	2,626	8,005	7,592
Professional fees	1,628	1,711	5,038	4,704
Taxes, licenses and FDIC assessments	1,240	1,087	3,782	2,938
Tax credit investment amortization	3,974	2,403	10,178	6,295
Write-down of other real estate	1	29	187	131
Data processing	1,207	1,086	3,446	3,202
Advertising and marketing	685	507	1,819	1,476
Other	2,119	1,620	5,702	4,928
	20,047	17,092	55,952	47,909

Income before income taxes	7,747	4,792	23,532	13,471
Income tax (benefit) expense	(6,612)	(5,673)	(16,354)	(13,884)

Net income	14,359	10,465	39,886	27,355
Less net income attributable to noncontrolling interests	—	—	—	—

Net income attributable to Company	14,359	10,465	39,886	27,355
Less preferred stock dividends	(95)	(62)	(285)	(252)
Less earnings allocated to participating securities	(275)	(519)	(764)	(1,512)

Income available to common shareholders	$13,989	$9,884	$38,837	$25,591

Earnings per common share – basic	$0.75	$0.55	$2.10	$1.65

Earnings per common share – diluted	$0.73	$0.54	$2.04	$1.61

FIRST NBC BANK HOLDING COMPANY
EARNINGS PER COMMON SHARE

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(In thousands, except per share data)	2014	2013	2014	2013
Basic: Income available to common shareholders	$13,989	$9,884	$38,837	$25,591

Weighted-average common shares outstanding	18,556	17,885	18,530	15,508

Basic earnings per share	$0.75	$0.55	$2.10	$1.65

Diluted: Net income attributable to common shareholders	$13,989	$9,884	$38,837	$25,591

Weighted-average common shares outstanding	18,556	17,885	18,530	15,508
Effect of dilutive securities:
Stock options outstanding	381	440	382	305
Warrants	117	103	118	66

Weighted-average common shares outstanding – assuming dilution	19,054	18,428	19,030	15,879

Diluted earnings per share	$0.73	$0.54	$2.04	$1.61

FIRST NBC BANK HOLDING COMPANY
SUMMARY FINANCIAL INFORMATION

	For the Three Months Ended September 30,			For the Three Months Ended June 30,
(In thousands)	2014	2013	% Change	2014	% Change

EARNINGS DATA
Total interest income	$38,668	$31,973	20.9%	$37,193	4.0%
Total interest expense	10,908	10,150	7.5%	10,643	2.5%
Net interest income	27,760	21,823	27.2%	26,550	4.6%
Provision for loan losses	3,000	2,400	25.0%	3,000	—%
Total noninterest income	3,034	2,461	23.3%	2,933	3.4%
Total noninterest expense	20,047	17,092	17.3%	18,568	8.0%
Income before income taxes	7,747	4,792	61.7%	7,915	(2.1)%
Income tax (benefit) expense	(6,612)	(5,673)	16.6%	(4,784)	38.2%
Net income	14,359	10,465	37.2%	12,699	13.1%
Preferred stock dividends	(95)	(62)	53.2%	(95)	—%
Earnings allocated to participating securities	(275)	(519)	(47.0)%	(243)	13.2%
Net income available to common shareholders	$13,989	$9,884	41.5%	$12,361	13.2%

AVERAGE BALANCE SHEET DATA
Total assets	$3,593,868	$3,090,694	16.3%	$3,519,851	2.1%
Total interest-earning assets	3,266,066	2,807,704	16.3%	3,177,452	2.8%
Total loans	2,653,083	2,167,325	22.4%	2,537,666	4.5%
Total interest-bearing deposits	2,636,924	2,327,951	13.3%	2,584,757	2.0%
Total interest-bearing liabilities	2,808,661	2,453,993	14.5%	2,748,365	2.2%
Total deposits	2,968,093	2,571,460	15.4%	2,916,562	1.8%
Total shareholders' equity	414,756	366,500	13.2%	401,463	3.3%

SELECTED RATIOS(1)
Return on average common equity	15.30%	13.08%		14.18%
Return on average equity	13.74%	11.33%		12.69%
Return on average assets	1.59%	1.34%		1.45%
Net interest margin	3.37%	3.08%		3.35%
Efficiency ratio(2)	65.10%	70.39%		62.98%
Tier 1 leverage ratio	11.31%	11.83%		11.33%
Tier 1 capital ratio	12.37%	13.91%		12.50%
Total risk-based capital ratio	13.62%	15.06%		13.69%

ASSET QUALITY RATIOS(1)
Nonperforming loans to total loans(3)(5)	0.89%	0.92%		0.85%
Nonperforming assets to total assets(4)	0.81%	0.86%		0.76%
Allowance for loan losses to total loans(5)	1.49%	1.35%		1.44%
Allowance for loan losses to nonperforming loans(3)	166.92%	146.35%		170.45%
Net charge-offs to average loans	0.03%	0.21%		0.03%

(1) With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2) Efficiency ratio is the ratio of noninterest expense to net interest income and noninterest income.
(3) Nonperforming loans consist of nonaccrual loans and restructured loans.
(4) Nonperforming assets consist of nonperforming loans and real estate and other property that has been repossessed.
(5) Total loans are net of unearned discounts and deferred fees and costs.

FIRST NBC BANK HOLDING COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
IMPACT OF INVESTMENT IN FEDERAL TAX CREDIT PROGRAMS

	For the Three Months Ended
	September 30,	June 30,	September 30,
(In thousands)	2014	2014	2013

Income before income taxes:
Income before income taxes (GAAP)	$7,747	$7,915	$4,792
Income adjustment before income taxes related to the impact of tax credit related activities (Non-GAAP)
Tax equivalent income associated with investment in federal tax credit programs(1)	14,057	11,284	11,056

Income before income taxes (Non-GAAP)	21,804	19,199	15,848
Income tax expense-adjusted (Non-GAAP)(2)	(7,445)	(6,500)	(5,383)

Net income (GAAP)	$14,359	$12,699	$10,465

Pro forma income related to investment in tax credit entities:
Income before income taxes (GAAP)	$7,747	$7,915	$4,792
Pro forma interest income adjustment
Pro forma interest income related to investment in tax credit entities(3)	1,544	1,466	1,132
Noninterest expense adjustment(4)
Tax credit investment amortization(5)	3,974	3,337	2,403
Other direct expenses(6)	557	622	274
Pro forma income before income taxes (Non-GAAP)	13,822	13,340	8,601
Income tax expense-adjusted (Non-GAAP)(2)	(4,720)	(4,517)	(2,921)

Pro forma net income (Non-GAAP)	$9,102	$8,823	$5,680

(1) Tax equivalent income associated with investment in federal tax credit programs represents the gross amount of tax benefit from federal tax credits.
(2) Income tax expense is calculated on the adjusted non-GAAP effective tax rate for the Company of 34% for each of the quarters ended September 30, 2014, June 30, 2014 and September 30, 2013.
(3) Pro forma interest income adjustment related to investment in tax credit entities is calculated based on the average investment in tax credit entities utilizing the average yield on loans had the investment in tax credit entities been invested in loans.
(4) Noninterest expense adjustments related to the Company’s investment in federal tax credit programs are included as adjustments to income as if the Company had invested in loans instead of federal tax credit programs. These expenses are directly related to the Company’s investment in federal tax credit programs. Noninterest expense adjustments for direct expenses related to the Company’s investment in federal tax credit programs exclude general and administrative costs associated with the Company’s investment in federal tax credit programs.
(5) Tax credit amortization represents the amount of amortization associated with the investment in federal tax credit programs over the tax credit compliance periods.
(6) Other direct expenses represent fees and expenses incurred as a result of the Company’s investment in federal tax credit programs.